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Exhibit 99.1

For Immediate Release

Aspen Technology Reports Ten Percent
Sequential Increase in License Revenues

Company meets operational targets for third consecutive quarter

CAMBRIDGE, Mass.—August 7, 2003—Aspen Technology, Inc. (NASDAQ: AZPN) today reported financial results for its fourth quarter and fiscal year ended June 30, 2003.

Total revenues for the fourth quarter were $82.8 million, with software license revenues totaling $38.5 million, and services revenue totaling $44.2 million. On a Generally Accepted Accounting Principles (GAAP) basis, AspenTech reported a net loss to common shareholders of $18.2 million, or $0.47 per share.

The GAAP net loss reflects $18.5 million of restructuring charges, approximately half of which relates to adjustments in accruals for facility costs. In addition, approximately $6 million of the charge relates to accruals for the company's upcoming Federal Trade Commission (FTC) litigation. The company issued a separate announcement today in which it responded to a formal complaint by the FTC challenging its acquisition of Hyprotech, which was completed in May 2002.

On a pro forma basis, AspenTech posted net income of $2.7 million, or $0.07 per share. This represents the third consecutive quarter of growth in pro forma earnings per share. Pro forma results exclude the restructuring and other charges and $2.4 million in preferred stock dividend and discount accretion.

"Our fourth quarter sequential license growth was driven by a substantial increase in contribution from our manufacturing/supply chain solutions, which exceeded our expectations for the first time in fiscal 2003," said David McQuillin, President and CEO of AspenTech. "Our performance was well balanced by geography and end-user market—a testament to improved sales force productivity. We believe this validates our actions over the past year to streamline our operations and enhance our organizational leadership.

"I am very proud of the dramatic turnaround the company has made over the past nine months, improving operational performance in the midst of a very difficult environment for enterprise software providers. The best evidence of this improvement was the signing of a definitive agreement with Advent International for a $100 million private equity financing, which is subject to shareholder approval. We believe these financial resources will help us to show year-on-year improvement in earnings and cash flow in fiscal 2004."

During the fourth fiscal quarter, AspenTech signed significant license transactions with Sinopec, Sasol, Huntsman Corp., Valero, Eli Lilly, Citgo, Celanese Chemicals and Cargill.

The company will be holding a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. eastern time on Thursday, August 7, 2003. Interested parties may listen to a live webcast of the call by logging on to AspenTech's website: http://www.aspentech.com and clicking on the "Webcast" link under the Investor Relations section of the site. A replay of the call will be archived on AspenTech's website for the next twelve months and will also be available for forty-eight hours via telephone, beginning at 8:00 p.m. eastern time on August 7, 2003, by dialing 719-457-0820 and entering in confirmation code: 346887.

Pro Forma Results

AspenTech reports pro forma financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company's ongoing operations. These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as "GAAP"). Management believes this pro forma measure helps indicate underlying trends in the Company's business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company's business and to evaluate its performance. A reconciliation of pro forma to GAAP is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology, Inc. is a leading supplier of enterprise software to the process industries, enabling its customers to increase their margins and optimize their business performance. AspenTech's engineering solutions, including Hyprotech's technologies, help companies design and improve their plants and processes, maximizing returns throughout their operational life. AspenTech's manufacturing/supply chain solutions allow companies to run their plants and supply chains more profitably, from customer demand through to the delivery of the finished products. Over 1,200 leading companies rely on AspenTech's software every day to drive improvements across their most important engineering and operational processes. AspenTech's customers include: Air Liquide, AstraZeneca, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, GlaxoSmithKline, Lyondell Equistar, Merck, Mitsubishi Chemical, Shell, Southern Company, TXU Energy and Unilever. For more information, visit www.aspentech.com.

The fifth and sixth paragraphs of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term "will," "should," "could," "anticipates," "believes" or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech's expectations based on a number of risks and uncertainties, including: AspenTech's lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC's investigation of AspenTech's acquisition of Hyprotech; fluctuations in AspenTech's quarterly operating results; AspenTech's dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech's ability to raise additional capital as required; AspenTech's ability to integrate the operations of acquired companies; intense competition; AspenTech's need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech's periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

        AspenTech and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contacts:

For Investors:	For Media:
Joshua Young	Peter Watt
Aspen Technology, Inc.	Aspen Technology, Inc.
(617) 949-1274	+44 1223 819-752
joshua.young@aspentech.com	peter.watt@aspentech.com

tables follow

ASPEN TECHNOLOGY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
REVENUES:
Software licenses	$38,549	$37,363	$139,859	$133,913
Services	44,220	46,588	182,862	186,691

Total revenues	82,769	83,951	322,721	320,604

EXPENSES:
Cost of software licenses	4,179	3,167	13,916	11,830
Cost of services	26,292	29,600	106,868	119,972
Selling and marketing	25,243	30,629	105,883	115,225
Research and development	15,617	19,045	65,086	74,458
General and administrative	9,044	10,638	36,681	34,258
Restructuring and other charges	18,533	13,941	155,877	16,083
Charge for in-process research and development	—	14,900	—	14,900

Total costs and expenses	98,908	121,920	484,311	386,726

Income (loss) from operations	(16,139)	(37,969)	(161,590)	(66,122)
Other income (expense), net	154	(386)	(596)	(893)
Write-off of investment	—	(8,923)	—	(8,923)
Interest income, net	155	177	1,353	1,177

Income (loss) before provision for (benefit from) income taxes	(15,830)	(47,101)	(160,833)	(74,761)
Provision for (benefit from) income taxes	—	10,702	—	2,404

Net income (loss)	(15,830)	(57,803)	(160,833)	(77,165)
Accretion of preferred stock discount and dividend	(2,372)	(2,161)	(9,184)	(6,301)

Net income (loss) applicable to common stockholders	$(18,202)	$(59,964)	$(170,017)	$(83,466)

Basic and diluted net income (loss) per share applicable to common stockholders	$(0.47)	$(1.60)	$(4.42)	$(2.58)

Weighted average shares outstanding — basic and diluted	39,026	37,438	38,476	32,308

Pro Forma before Restructuring and other charges, Charge for in-process research and development, Write-off of investment, Valuation on deferred tax asset, and Preferred stock discount and dividend accretion:
Net income (loss)	$2,703	$(11,740)	$(4,956)	$(37,259)

Diluted earnings (loss) per share	$0.07	$(0.31)	$(0.13)	$(1.15)

Weighted average shares outstanding — diluted	41,051	37,438	38,476	32,308

Supplemental information—Reconciliation of net income (loss) to pro forma net income (loss)

	Three Months Ended		Twelve Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Net income (loss)	$(18,202)	$(59,964)	$(170,017)	$(83,466)
Adjustments to net loss:
Restructuring and other charges	18,533	13,941	155,877	16,083
Charge for in-process research and development	—	14,900	—	14,900
Write-off of investment	—	8,923	—	8,923
Valuation on deferred tax asset	—	8,299	—	—
Preferred stock discount and dividend accretion	2,372	2,161	9,184	6,301

Pro forma net income (loss)	$2,703	$(11,740)	$(4,956)	$(37,259)

ASPEN TECHNOLOGY, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	June 30, 2003	June 30, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$51,567	$52,120
Accounts receivable, net	77,725	95,418
Unbilled services	15,279	30,569
Current portion of long-term installments receivable, net	34,720	40,404
Deferred tax asset	2,929	2,929
Prepaid expenses and other current assets	11,581	18,699

Total current assets	193,801	240,139

Long-term installments receivable, net	73,377	68,318
Equipment and leasehold improvements, net	31,158	50,803
Computer software development costs, net	17,728	13,810
Intangible assets, net	41,279	125,363
Purchased intellectual property, net	1,861	27,626
Deferred tax asset	15,576	15,576
Other assets	5,445	6,708

Total assets	$380,225	$548,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$3,849	$5,334
Amount owed to Accenture	2,667	11,100
Accounts payable and accrued expenses	83,839	87,978
Unearned revenue	20,492	20,983
Deferred revenue	37,266	38,624

Total current liabilities	148,113	164,019

Long-term debt, less current maturities	89,911	92,135
Obligation subject to common stock settlement	5,495	1,810
Deferred revenue, less current portion	9,815	9,548
Deferred tax liability	13,258	15,003
Other liabilities	16,009	12,040

Preferred stock	57,537	—
Total stockholders' equity	40,087	253,788

Total liabilities and stockholders' equity	$380,225	$548,343

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Aspen Technology Reports Ten Percent Sequential Increase in License Revenues
ASPEN TECHNOLOGY, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (in thousands, except per share data)
ASPEN TECHNOLOGY, INC. CONSOLIDATED CONDENSED BALANCE SHEETS (in thousands)